EFiled: Dec 14 2023 09:32AM EST
Transaction ID 71621655
Case No. 2023-1248-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IOWA CITY CAPITAL PARTNERS, LC, and MCI CAPITAL, LC Plaintiffs, v. STARTEK, INC. Defendant.	C.A. No. ________-______

VERIFIED COMPLAINT

Plaintiffs Iowa City Capital Partners, LC ("ICCP") and MCI Capital, LC ("MCI" and, together with ICCP, "Plaintiffs") allege as follows for their Verified Complaint against Defendant StarTek, Inc. (the "Company") as follows:

NATURE OF THE ACTION

1. Plaintiffs, as stockholders of the Company, commence this action pursuant to 8 *Del. C.* § 220(c) ("Section 220") to compel the Company to make certain of the Company's books and records available for inspection and copying which the Company failed to provide as required under Section 220.

PARTIES

2. ICCP is an Iowa limited liability company with its headquarters at 1460 S. Treasure Drive, North Bay Village, Florida, 33141. ICCP holds 100 shares of common stock of the Company.

3. MCI is an Iowa limited liability company with its headquarters at 2397 Sierra Ct. W, Iowa City, IA, 52240. MCI holds 3,050,000 shares of common stock of the Company.

4. The Company is a corporation organized under the laws of the State of Delaware.

5. The Company is a leading global provider of technology-enabled business process outsourcing solutions. The Company provides omni-channel customer experience management, including back office and technology services to corporations around the world across a range of industries.

BACKGROUND

A. The Transactions and Failure to Execute Valuable Options

6. On December 27, 2022, the Company's subsidiary, CSP Alpha Holdings Pte. Ltd. ("CSP Alpha") entered into the *Acquisition and Redemption Agreement* dated December 27, 2022 (the "A&R Agreement"), by and between *inter alia*, CSP Alpha and CSP Fund II LP ("CSP Fund II"), pursuant to which, among other things, CSP Alpha's partnership interest in CSS Corp LP (the "Partnership") was redeemed by the Partnership, and CSP Fund II, which is an affiliate of the Company's majority stockholder, became a limited partner in the Partnership, with the result that, indirectly, the Company relinquished, and the Company's majority

stockholder acquired, the Partnership's ownership interest in CSS Corp. Technologies (Mauritius) Limited ("CSS").

7. The Company failed to exercise the Company's call options (the "Options") under the *Option Agreements* dated February 19, 2021, which provided the Company with the right, exercisable until April 19, 2023, to acquire all the interest in CSS held by certain affiliates of the Company's majority stockholder.

8. On or about January 11, 2023, the Company's subsidiary, ESM Holdings Limited ("ESM"), entered into the *Sale and Purchase Agreement* dated on or about January 11, 2023 (the "CCC Purchase Agreement") pursuant to which Arabian Internet and Communications Services Company ("Solutions") was to acquire the Company's indirect 51% ownership interest in Contact Center Company ("CCC").

9. On December 13, 2023, the Company filed SEC Form DEFM14C, "Schedule 14C Information" marked as a definitive information statement (the "Definitive Information Statement"), announcing that the Company entered into the *Agreement and Plan of Merger*, dated as of October 10, 2023, by and among Stockholm Parent, LLC, a Delaware limited liability company ("Parent"), Stockholm Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") with the

Company surviving the Merger (the "Surviving Corporation") and upon consummation of which, the Company states that each share of Company's common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $4.30 per share in cash, without interest and less any applicable withholding taxes.

10. Contemporaneously with its filing of the Definitive Information Statement, the Company filed SEC Form SC 13E3/A, "Schedule 13E-3" (the "Transaction Statement") relating to the Merger.

11. The closing of the Merger is imminent.

12. Parent (as defined above) is a wholly owned subsidiary of CSP Alpha Holdings Limited ("CSP Alpha Holdings"), which in turn is a wholly owned subsidiary of CSP Fund II LP ("CSP Fund II LP"). All of the foregoing "CSP" entities are affiliates of the majority stockholders of the Company, SCP Alpha Holdings Parent PTE Ltd. and CSP Victory Limited.

B. The Demand for Inspection of Books and Records

13. On November 24, 2023, Plaintiffs delivered to the Company the *Demand for Inspection of Books and Records of [the Company] under Section 220 of the Delaware General Corporation Law* (the "Demand"). A copy of the Demand is attached as **Exhibit A**.

14. As stated therein, Plaintiffs' purposes for making the Demand are to: (i) value their interests in the Company; (ii) communicate with other Company stockholders; and (iii) investigate possible mismanagement, wrongdoing, breach of fiduciary duty, waste, and/or violations of law by directors and/or officers of the Company in connection with the A&R Agreement, the CCC Purchase Agreement and the Merger Agreement (collectively, the "Transactions") and the Company's failure to exercise the Options.

15. Each of the foregoing purposes is a proper purpose under Delaware law and is reasonably related to Plaintiffs' interests in the Company.

16. In addition to valuing their interests and communicating with other stockholders, MCI has a credible basis to believe that the Company's directors and/or officers have engaged in mismanagement or wrongdoing in violation of their fiduciary duties under the law by entering into the Transactions and failing to exercise the Options.

17. The majority of the Board of Directors of the Company is appointed by the beneficial majority shareholder of Company, CSP Management Ltd. Various affiliates and subsidiaries of CSP benefited from the Transactions and failure to exercise the Options, to the detriment of the Company. Certain of the Transactions also caused an intended devaluation of the Company market share price, wrongfully advantaging the CSP related Parent in its Agreement and Plan of Merger after having

intentionally wrongfully manipulated the market share price. Further, on information and belief, the Company is contemplating further acquisitions which will benefit CSP-affiliated entities, to be announced only after the Merger, which information has been withheld from disclosure.

18. Plaintiffs seek to investigate whether the Transactions and the Company's failure to exercise the Options were the result of conflicted and/or disloyal acts and/or whether the Transactions were entered into for an unfair price and to determine what, if any, alternatives to the Transactions and the decision to not exercise the Options were considered by the Company.

19. The documents requested in the Demand, as stated in full therein, are fundamental corporate-governance and transaction documents evidencing and relating to the Transactions. *See* Exhibit A.

20. By letter dated December 1, 2023, the Company acknowledged receipt of the Demand and objected to the Demand stating that the Demand is improper (the "Response Letter"). A copy of the Response Letter is attached as **Exhibit B**. After Plaintiffs receipt of the Response Letter, the parties held discussions. In light of the Company's expressed position that the Demand is improper and, in the absence of the Company's willingness to provide the documents requested in the Demand, Plaintiff files this Action. Plaintiff is willing to re-engage in discussions with the

Company in hopes of the Company agreeing to appropriately respond to the Demand but acts now to preserve its rights.

COUNT I

(Inspection of Books and Records Under 8 *Del. C.* § 220)

21. Each of the foregoing allegations is incorporated as though fully set forth herein.

22. The Demand identified Plaintiffs as stockholders of the Company and complied in all respects with Section 220 as to the form and manner of making a demand for the inspection of books and records.

23. Plaintiffs' purposes for requesting inspection and copying of the books and records of the Company are proper and reasonably related to their status as stockholders of the Company.

24. The Company has failed or refused to permit a full inspection of the requested books and records by Plaintiffs and, as such, has failed to comply with Section 220.

25. Plaintiffs are entitled to inspect and make copies of all the books and records requested in the Demand.

26. Plaintiffs have no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs respectfully request that the Court enter judgment in its favor and against the Company as follows:

A. summarily ordering the Company to provide Plaintiffs all of the books and records requested in the Demand;

B. awarding Plaintiffs their costs and expenses, including the fees and expenses of their attorneys, incurred in commencing and prosecuting this action; and

C. awarding such other and further relief as the Court deems just and equitable.

Dated: December 13, 2023

Respectfully submitted,

REED SMITH LLP

/s/ Mark W. Eckard

Brian M. Rostocki (No. 4599)
Mark W. Eckard (No. 4542)
1201 Market Street, Suite 1500
Wilmington, DE 19801
(302) 778-7500

Counsel for Plaintiffs

WORDS: 1,396

EXHIBIT A

ReedSmith
Driving progress
through partnership

Mark W. Eckard
Direct Phone: +1 302 778 7546
Email: meckard@reedsmith.com

1201 North Market Street
Suite 1500
Wilmington, DE 19801-1163
+1 302 778 7500
Fax +1 302 778 7575
reedsmith.com

November 24, 2023

By Hand-Delivery

StarTek, Inc.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

Re: Demand for Inspection of Books and Records of StarTek, Inc. under Section 220 of the Delaware General Corporation Law ("DGCL")

Ladies and Gentlemen:

This firm represents Iowa City Capital Partners, LC ("ICCP") and MCI Capital, LC (MCI and, together with ICCP, the "Stockholders"), which collectively hold not less than 2,970,246 shares of common stock, par value $0.01 of StarTek, Inc., a Delaware corporation (the "Company"). Attached as **Exhibit A** are true and correct copies of the following documents evidencing the Stockholders' status as stockholders: (i) letter dated November 24, 2023 from [redacted] stating that ICCP currently owns 100 shares of the Company, which were purchased on November 18, 2022; (ii) [redacted] Confirmation Notice documenting ICCP's purchase of 100 shares of common stock in the Company on November 18, 2022; (iii) email dated November 24, 2023, from [redacted] stating MCI's beneficial ownership of 3,050,000 shares of common stock in the Company; and (iv) Schedule 13D dated January 26, 2023, stating MCI's beneficial ownership of 2,970,146 shares of common stock in the Company. Attached as **Exhibit B** is a copy of the Special Power of Attorney, executed by the Stockholders, authorizing this firm to act on the Stockholders' behalf in connection with this demand.

Reference is made to (i) the entry by the Company's subsidiary CSP Alpha Holdings Pte. Ltd. ("CSP Alpha") into the *Acquisition and Redemption Agreement* dated December 27, 2022 (the "A&R Agreement"), by and between *inter alia*, CSP Alpha and CSP Fund II LP ("CSP Fund II"), pursuant to which, among other things, CSP Alpha's partnership interest in CSS Corp LP (the "Partnership") was redeemed by the Partnership, and CSP Fund II, which is an affiliate of the Company's majority stockholder, became a limited partner in the Partnership, with the result that, indirectly, the Company relinquished, and the Company's majority stockholder acquired, the Partnership's ownership interest in CSS Corp. Technologies (Mauritius) Limited ("CSS"); (ii) the failure of the Company, on or before April 19, 2023, to exercise the Company's call options (the "Options"), which were issued pursuant to the *Option Agreements* dated February 19, 2021, and provided the Company with the right, exercisable until April 19, 2023, to acquire all the interest in CSS held by certain affiliates of the Company's majority stockholder; (iii) the entry by the Company's subsidiary ESM Holdings Limited ("ESM") into a *Sale and Purchase Agreement* dated on or about January 11, 2023 (the "CCC Purchase Agreement") pursuant to which Arabian

Internet and Communications Services Company ("Solutions") is to acquire the Company's indirect 51% ownership interest in Contact Center Company ("CCC"); (iv) the entry by the Company into the *Agreement and Plan of Merger*, dated as of October 10, 2023, by and among Stockholm Parent, LLC, a Delaware limited liability company ("Parent"), Stockholm Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") with the Company surviving the Merger (the "Surviving Corporation" and upon consummation of which, the Company states that each share of Company's common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $4.30 per share in cash, without interest and less any applicable withholding taxes.

The Stockholders' purposes for making this Demand are to: (i) value their interest in the Company; (ii) communicate with other Company stockholders; and (iii) investigate possible mismanagement, wrongdoing, breach of fiduciary duty, waste, and/or violations of law by directors and/or officers of the Company in connection with the A&R Agreement, the CCC Purchase Agreement and the Merger Agreement (collectively, the "Transactions") and the Company's failure to exercise the Options on or before April 19, 2023. Each of these purposes is a proper purpose under Delaware law and is reasonably related to the Stockholders' interests in the Company.

In addition to valuing their interests and communicating with other stockholders, the Stockholders have a credible basis to believe that the Company's directors and/or officers have engaged in mismanagement or wrongdoing in violation of their fiduciary duties under the law by entering into the Transactions and failing to exercise the Options on or before April 19, 2023. The majority of the Board of Directors of Company is appointed by the beneficial majority shareholder of Company, CSP Management Ltd. Various affiliates and subsidiaries of CSP benefited from the subject Transactions to the detriment of Company. The Transactions also caused an intended devaluation of the Company market share price, wrongfully advantaging the CSP related Parent in its *Agreement and Plan of Merger* after having intentionally and wrongfully manipulated the market share price. Further, on information and belief the Company is contemplating further acquisitions to be announced only after the Merger which information has been withheld from disclosure. The Stockholders seek to investigate whether the Transactions and the Company's failure to exercise the Options on or before April 19, 2023, were the result of conflicted and/or disloyal acts and/or whether the Transactions were entered into for an unfair price and to determine what, if any, alternatives to the Transactions and the decision to not exercise the Options were considered by the Company.

The Company is in possession of certain books, records, and other documents that are relevant to the Stockholders' inquiry into the foregoing matters. Accordingly, under Section 220 of the DGCL, the Stockholders demand that the Company make such books, records, and documents that are within the Company's possession, custody, or control available for inspection and copying during the usual hours of business within five business days of receiving this letter.

ReedSmith

Books, Records, and other Documents to Be Produced for Inspection and Copying

In accordance with Section 220 of the DGCL, the Stockholders demand that they be allowed to inspect and copy the following books, records and other documents:

1. The A&R Agreement, and any amendments to that Agreement.

2. All minutes of meetings of the Company's Board of Directors, or of committees of the Board of Directors, at which there was discussion of the A&R Agreement or any amendment to the A&R Agreement.

3. All resolutions of the Company's Board of Directors, or of committees of the Board of Directors, approving the A&R Agreement or any amendment to the A&R Agreement.

4. All notes recorded by any person attending a meeting of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of the A&R Agreement or any amendment to the A&R Agreement.

5. All minutes of meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of the Options or whether to exercise the Options, including without limitation any consideration of sources of funds or obtaining financing for such purpose.

6. All resolutions of the Board of Directors, or of committees of the Board of Directors, approving or relating to the determination not to exercise the Options.

7. All notes recorded by any person attending a meeting of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of the Options or whether to exercise the Options, including without limitation any consideration of sources of funds or obtaining financing for such purpose.

8. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of the A&R Agreement or any amendment to the A&R Agreement.

9. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of whether to exercise the Options.

10. All minutes of meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of CSS or the Company's indirect investment in CSS, including without limitation the financial performance, business and prospects of CSS, and including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated by the A&R Agreement, between CSS and the Company's majority shareholder or any affiliate of the Company's

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majority shareholder or any of their respective investors.

11. All notes recorded by any person attending meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of CSS or the Company's indirect investment in CSS, including without limitation the financial performance, business and prospects of CSS, and including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated by the A&R Agreement, between CSS and the Company's majority shareholder or any affiliate of the Company's majority shareholder or any of their respective investors.

12. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of CSS or the Company's indirect investment in CSS, including without limitation the financial performance, business and prospects of CSS, and including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated by the A&R Agreement, between CSS and the Company's majority shareholder or any affiliate of the Company's majority shareholder or any of their respective investors.

13. All minutes of meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of CSS as a potential investment or acquisition by the Company or the Company's original indirect investment in CSS, including without limitation the financial performance, business and prospects of CSS, the structure and terms of such investment, and any investments or contemplated investments or other interests in or with respect to CSS, direct or indirect, of affiliates of the Company's majority stockholder.

14. All notes recorded by any person attending meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of CSS as a potential investment or acquisition by the Company or the Company's original indirect investment in CSS, including without limitation the financial performance, business and prospects of CSS, the structure and terms of such investment, and any investments or contemplated investments or other interests in or with respect to CSS, direct or indirect, of affiliates of the Company's majority stockholder.

15. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of CSS as a potential investment or acquisition by the Company or the Company's original indirect investment in CSS, including without limitation the financial performance, business and prospects of CSS, the structure and terms of such investment, and any investments or contemplated investments or other interests in or with respect to CSS, direct or indirect, of affiliates of the Company's majority stockholder.

16. All books, records, and other documents of CSP Alpha or the Partnership that are in the possession, custody, or control of the Company that refer or relate to any discussion of the A&R Agreement or CSS, including without limitation the financial performance, business and prospects of

CSS, such as any material business partnerships, commercial agreements, private labeling, reselling and other similar matters.

17. The CCC Purchase Agreement, and any amendments to that Agreement.

18. All minutes of meetings of the Company's Board of Directors, or of committees of the Board of Directors, at which there was discussion of the CCC Purchase Agreement or any amendment to the CCC Purchase Agreement.

19. All resolutions of the Company's Board of Directors, or of committees of the Board of Directors, approving the CCC Purchase Agreement or any amendment to the CCC Purchase Agreement.

20. All notes recorded by any person attending a meeting of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of the CCC Purchase Agreement or any amendment to the CCC Purchase Agreement.

21. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of the CCC Purchase Agreement or any amendment to the CCC Purchase Agreement.

22. All minutes of meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of CCC or the Company's indirect investment in CCC, including without limitation the financial performance, business and prospects of CCC, and including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated by the CCC Purchase Agreement, between CCC and the Company's majority shareholder or any affiliate of the Company's majority shareholder or any of their respective investors.

23. All notes recorded by any person attending meetings of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of CCC or the Company's indirect investment in CCC, including without limitation the financial performance, business and prospects of CCC, and including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated by the CCC Purchase Agreement, between CCC and the Company's majority shareholder or any affiliate of the Company's majority shareholder or any of their respective investors.

24. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of CCC or the Company's indirect investment in CCC, including without limitation the financial performance, business and prospects of CCC, and including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated by the CCC Purchase Agreement, between CCC and the

Company's majority shareholder or any affiliate of the Company's majority shareholder or any of their respective investors.

25. All books, records, and other documents of ESM that are in the possession, custody, or control of the Company that refer or relate to any discussion of the CCC Purchase Agreement or CCC, including without limitation the financial performance, business and prospects of CCC, such as any material business partnerships, commercial agreements, private labeling, reselling and other similar matters.

26. Documents concerning the transactions described herein not specifically requested above, including but not limited to any formal or informal assessments or opinions relating to the fairness of either transaction.

27. The Merger Agreement, and any amendments to the Merger Agreement.

28. All minutes of meetings of the Company's Board of Directors, or of committees of the Board of Directors, at which there was discussion of the Merger Agreement or any amendment to the Merger Agreement.

29. All resolutions of the Company's Board of Directors, or of committees of the Board of Directors, approving the Merger Agreement or any amendment to the Merger Agreement.

30. All notes recorded by any person attending a meeting of the Board of Directors, or of committees of the Board of Directors, at which there was discussion of the Merger Agreement or any amendment to the Merger Agreement.

31. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of the Merger Agreement or any amendment to the Merger Agreement.

32. All books, records, and other documents that are in the possession, custody, or control of the Company that refer or relate to any discussion of the Merger Agreement.

33. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, in connection with any discussion of the Merger Agreement, including without limitation financial projections and future prospects of the Surviving Corporation, including without limitation any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the closing of the transactions contemplated in the Merger Agreement, contemplated between the Surviving Corporation and the Company's majority shareholder or any affiliate of the Company's majority shareholder or any of either of their respective investors.

34. All documents, including without limitation presentations, PowerPoint slides, and drafts, provided to the Board of Directors, or to committees of the Board of Directors, and minutes of

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meetings of the Company's Board of Directors, or of committees of the Board of Directors, at which there was discussion of mergers or acquisitions being explored or contemplated at the time of the announcement of the Merger Agreement but not anticipated as occurring, being publicly announced, or closing until after completion of the Merger Agreement.

35. Documents concerning the acts and transactions described herein not specifically requested above, including but not limited to any formal or informal assessments or opinions relating to the fairness of any of the transactions set forth above.

For purposes of this demand, the term "books and records" shall mean all responsive documents and records within the custody, possession, or control of the Company, including but not limited to all paper or electronic documents and records, all memoranda, letters, minutes, resolutions, presentations, "banker books," invoices, agreements, ledgers, reports, notes, e-mails, transcripts, statements, instant messages, files, database records, spreadsheets, photographs, and audio or video recordings, whether in the files of individuals, shared files, computer hard drives, network drives, CD-ROM's, DVD's, Blu- Ray Discs, tape backups, flash drives, or any other storage device or medium, whether sent, received, created, or collected by the Company or by any officer, director, employee, or agent of the Company.

The Stockholders are entitled to inspect the documents described above, because they are reasonably related to the Stockholders' interests in the Company and their proper purpose to inquire into the conduct of the Company and its Board of Directors with respect to the interested-party transactions described above.

* * * *

The Stockholders hereby designate, authorize and appoint the law firm of Reed Smith LLP to conduct the inspection and copying demanded herein. *See* Ex. B. Please respond to this request by contacting Reed Smith promptly, and in all events prior to the expiration of five business days after this demand is received by the Company, to advise when and where the items demanded herein will be made available for inspection and copying. To the extent the Company is concerned about confidentiality, the Stockholders are amenable to discussion and execution of an appropriate confidentiality agreement, covering the demanded corporate records.

If the Company believes this demand is incomplete or otherwise deficient in any respect, or if all of the items requested above cannot be made available to the Stockholders, or the designated agents of the Stockholders, within the timeframe requested, the Stockholders request that you contact the undersigned immediately. Such correspondence shall set forth the facts that the Company contends supports its position, and shall specify, as appropriate, any additional information believed to be required, so that any purported deficiencies may be addressed promptly.

In the absence of such prompt notice, the Stockholders will assume that the Company agrees that this demand complies in all respects with the requirements of the DGCL. The Stockholders reserve the right to withdraw or modify this demand at any time.

ReedSmith

If any responsive materials are redacted on the basis of privilege, please identify such materials and the nature of the privilege asserted. In addition, please certify that all books and records responsive to the Stockholders' demand have been produced or identify which responsive books and records have not been produced and the reasons why they were withheld.

In the event that the Company does not respond to this letter or fails to permit inspection and copying of the demanded corporate records within five (5) business days from the receipt of this demand, the Stockholders will seek appropriate relief to the fullest extent permitted under law.

Finally, the Stockholders request that the Company and its affiliates, and the current and former members of the Board of Directors, preserve all documents and information that may relate to the events described in this letter. This duty extends to paper documents as well as electronically stored information ("ESI"), including ESI that otherwise would be automatically deleted pursuant to standard document deletion protocol which now must be suspended. The Company and its Board of Directors should instruct all of their attorneys, agents, members, managers, employees, directors, and officers to retain such documents and information and to suspend any document retention or other policy that could result in the deletion or destruction of such documents or information.

Please distribute this letter to the Directors of the Company.

Very truly yours,

Mark W. Eckard
For Reed Smith LLP

Counsel to Iowa City Capital Partners, LC
and MCI Capital, LC

cc: Colleen C. Smith, Esquire, and Ryan A. Walsh, Esquire, Latham & Watkins LLP

VERIFICATION OF ANTHONY MARLOWE

I, ANTHONY MARLOWE, being duly authorized as a representative of both Iowa City Capital Partners, LC, and MCI Capital, LC (collectively, the "Stockholders"), hereby declare under oath and subject to penalty of perjury under the laws of the United States or any state therein that the forgoing *Demand for Inspection of Books and Records of StarTek, Inc. under Section 220 of the Delaware General Corporation Law* (the "Demand") including the proper purposes set forth therein, is true and accurate to the best of my knowledge. I hereby affirm that the purposes for the Demand as set forth therein constitute a true and accurate statement of the reasons the Stockholders desire to examine the demanded corporate records, and that such demand is made in good faith. The purposes stated in the Demand are proper and reasonably related to MCI's interest as a stockholder of the Company. I further affirm that the documentary evidence of ownership or beneficial ownership of the Stockholders' stock in the Company, as attached to the Demand, are true and correct copies of what they purport to be.

Anthony Marlowe

A. M [signature]

____

SWORN TO AND SUBSCRIBED BEFORE ME
this 24th day of November 2023.

[signature]
Notary Public
My Commission Expires: 1/17/2027
[Notary Seal]

Notary Public State of Florida
Valle Martin
My Commission HH 350209
Expires 1/17/2027

EXHIBIT A

[redacted]

11/24/2023

Iowa City Capital Partners LLC

Re: Your [redacted]

Dear Iowa City Capital Partners LLC,

Thank you for allowing me to assist you today. As you requested, I have verified that you currently own 100 shares of Startek INC (SRT.) This was purchased on 11/18/2022 in your [redacted].

[redacted]

Sincerely,

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted] [redacted]

[redacted] [redacted] [redacted]

Confirmation Notice

IOWA CITY CAPITAL PARTNERS LLC
ATTN: ANTHONY MARLOWE MEMBER
[redacted]

[redacted]	Other Information	Transaction Number	Capacity Codes	[redacted]		
		[redacted]	A			
Activity	Quantity	CUSIP Number	Price	Principal Amount	Misc Fees	Reg Fee
YOU BOUGHT	100	85569C107	3.0799	307.99		0.00
As of Trade Date	Trade Date	Settlement Date	Interest	Commission/Fee	Net Amount	
	11/18/2022	11/22/2022		0.00	307.99	
Symbol			Trade Description			
SRT	STARTEK INC COM					

THIS IS AN UNSOLICITED TRADE

[redacted]

[redacted]

[redacted]

[redacted] [redacted]

From: [redacted]
Sent: Friday, November 24, 2023 [redacted]
To: Anthony Marlowe
Cc: [redacted]
Subject: RE: [EXTERNAL]SRT Shares Proof

***** CAUTION THIS IS AN EXTERNAL EMAIL - UPDATED GUIDANCE *****

DO NOT open attachments nor click on links nor SCAN QR codes from unknown senders or unexpected emails; also NEVER share your password with anyone, including over the phone or with anyone claiming to be IT/Helpdesk. Any questions or doubts please FWD to security@mci.world

Anthony

[redacted]

Please let me know if you need anything else

Have a great day!!

MCI CAPITAL, LC - [redacted]

Multi-order: Streaming: As of Date: INTRA 24-Nov-2023 09:05 AM E

Total MV: ⓘ	Cash: ⓘ	Total Unrealized G/L:	Liabilities: ⓘ	EST. Annual Income: ⓘ	Accrued Income:
[redacted]	0.00	0.00	0.00	[redacted]	0.00 (0.00%)

All Columns | All | Equity | Cash and Money Market Funds | Active Orders

Create View | Actions

Account Number	Description (Long / Short)	Ticker	Ledger	Quantity	Market Value	Avg Cost	Cost	Unrealized G/L...	% Unreal
	TOTAL			-	ⓘ [redacted]	-	[redacted]	0.00	
	Equity			-	[redacted]	-	[redacted]	0.00	
	Common Stock			-	[redacted]	-	[redacted]	0.00	
[redacted]	STARTEK INC	SRT	CASH	3,050,000	[redacted]	[redacted]	[redacted]	-	

[redacted]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934

(Amendment No.)*

StarTek, Inc.

(Name of Issuer)

Ordinary Shares, par value $0.01 per share

(Title of Class of Securities)

85569C107

(CUSIP Number)

Mark Anthony Marlowe (Anthony Marlowe)

c/o MCI Capital, LC

2937 Sierra Ct. SW

Iowa City, IA 52240

(319) 541-9694

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

January 6, 2023

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of §240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box: o

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

1.	NAME OF REPORTING PERSON MCI Capital, LC		
2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) o (b) o		
3.	SEC USE ONLY		
4.	SOURCE OF FUNDS OO		
5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) o		
6.	CITIZENSHIP OR PLACE OF ORGANIZATION Iowa		
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH		7.	SOLE VOTING POWER 0
		8.	SHARED VOTING POWER 2,970,146
		9.	SOLE DISPOSITIVE POWER 0
		10.	SHARED DISPOSITIVE POWER 2,970,146
11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,970,146		
12.	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES o		
13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.37% (1)		
14.	TYPE OF REPORTING PERSON OO		

(1) The calculation of the percentage of outstanding shares beneficially owned is based on 40,280,725 shares of common stock outstanding as of October 31, 2022, as reported by the Issuer in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on November 8, 2022.

1.	NAME OF REPORTING PERSON MCI, LC		
2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) o (b) o		
3.	SEC USE ONLY		
4.	SOURCE OF FUNDS WC		
5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) o		
6.	CITIZENSHIP OR PLACE OF ORGANIZATION Iowa		
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH		7.	SOLE VOTING POWER 0
		8.	SHARED VOTING POWER 2,970,146
		9.	SOLE DISPOSITIVE POWER 0
		10.	SHARED DISPOSITIVE POWER 2,970,146
11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,970,146		
12.	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES o		
13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.37% (1)		
14.	TYPE OF REPORTING PERSON OO		

(1) The calculation of the percentage of outstanding shares beneficially owned is based on 40,280,725 shares of common stock outstanding as of October 31, 2022, as reported by the Issuer in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on November 8, 2022.

1.	NAME OF REPORTING PERSON Iowa City Capital Partners, LC		
2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) o (b) o		
3.	SEC USE ONLY		
4.	SOURCE OF FUNDS WC, OO		
5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) o		
6.	CITIZENSHIP OR PLACE OF ORGANIZATION Iowa		
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH		7.	SOLE VOTING POWER 0
		8.	SHARED VOTING POWER 2,970,246
		9.	SOLE DISPOSITIVE POWER 0
		10.	SHARED DISPOSITIVE POWER 2,970,246
11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,970,246		
12.	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES o		
13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.37% (1)		
14.	TYPE OF REPORTING PERSON OO		

(1) The calculation of the percentage of outstanding shares beneficially owned is based on 40,280,725 shares of common stock outstanding as of October 31, 2022, as reported by the Issuer in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on November 8, 2022.

1.	NAME OF REPORTING PERSON Mark Anthony Marlowe		
2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) o (b) o		
3.	SEC USE ONLY		
4.	SOURCE OF FUNDS OO		
5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) o		
6.	CITIZENSHIP OR PLACE OF ORGANIZATION United States of America		
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH		7.	SOLE VOTING POWER 0
		8.	SHARED VOTING POWER 2,970,246
		9.	SOLE DISPOSITIVE POWER 0
		10.	SHARED DISPOSITIVE POWER 2,970,246
11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,970,246		
12.	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES o		
13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.37% (1)		
14.	TYPE OF REPORTING PERSON IN		

(1) The calculation of the percentage of outstanding shares beneficially owned is based on 40,280,725 shares of common stock outstanding as of October 31, 2022, as reported by the Issuer in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on November 8, 2022.

SCHEDULE 13D

Item 1. Security and Issuer.

This statement on Schedule 13D (this "Schedule 13D") relates to shares of common stock, par value $0.01 per share (the "Common Stock"), of StarTek, Inc., a Delaware corporation (the "Issuer"), the principal executive offices of which are located at 4610 South Ulster Street, Suite 150, Denver, Colorado 80237.

Item 2. Identity and Background.

This Schedule 13D is filed on behalf of the following persons: (i) MCI Capital, LC, an Iowa limited liability company ("MCI Capital "); (ii) MCI, LC, an Iowa limited liability company ("MCI"); (iii) Iowa City Capital Partners, LC, an Iowa limited liability company (" Iowa City Capital Partners"); and (iv) Mark Anthony Marlowe, a citizen of the United States of America (collectively, the " Reporting Persons").

The address of the principal business office of the Reporting Persons is 2937 Sierra Ct. SW, Iowa City, Iowa 52240.

Iowa City Capital is the sole manager and owns a majority of the membership interests of MCI. MCI Capital is a wholly-owned subsidiary of MCI. Mr. Marlowe's present principal occupation or employment is serving as the sole member, President and Chief Executive Officer of Iowa City Capital Partners, the President and Chief Executive Officer of MCI and the sole manager, President and Chief Executive Officer of MCI Capital. There are no other directors, managers or officers of the Reporting Persons. MCI is a holding company for multiple operating companies that provide a diverse set of tech-enabled business process outsourcing (BPO) and customer experience (CX) technology services, including call/contact center services. Iowa City Capital Partners is primarily engaged in serving as sole manager of and owning a majority of the membership interests in MCI. MCI Capital is primarily engaged in holding investments in other companies.

None of the Reporting Persons nor any manager or executive officer of the Reporting Persons has, during the last five years, been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in his, her or its being subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3. Source and Amount of Funds or Other Consideration.

On November 18, 2022, Iowa City Capital Partners acquired 100 shares of Common Stock in the open market for $3.0799 per share, or a total of $307.99, using general working capital.

On January 6, 2023, following the expiration of the cash tender offer by MCI Capital, which is more fully described in Item 4 below (the "Tender Offer"), MCI Capital accepted for payment an aggregate of 2,940,646 shares of Common Stock at the tender offer price of $4.20 per share, or a total of $12,350,713.20. The source of funds for the acquisition of such shares of Common Stock was the general working capital of MCI.

On January 9 and January 10, 2023, MCI Capital acquired in open-market purchases an aggregate of 20,000 shares of Common Stock for an average price of $4.032 per share, and an aggregate of 9,500 shares for an average price of $4.214 per share, respectively. The total purchase price of $120,676.30 was funded from the general working capital of MCI.

Item 4. Purpose of Transaction.

On November 22, 2022, MCI Capital commenced the Tender Offer to purchase up to 4,000,000 shares of Common Stock of the Issuer, at $4.20 per share, net to the seller in cash, without interest and less any applicable tax withholding, and on the other terms and subject to the other conditions specified in the Offer to Purchase, dated November 22, 2022. The Reporting Persons acquired their beneficial ownership of the shares of Common Stock in order to obtain an ownership position in the Issuer and with a belief in the Issuer's long-term value.

No Reporting Person has any present plans or proposals as of the date of this filing which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D except as set forth herein or as could

occur upon or in connection with completion of, or following, any of the actions discussed herein. The Reporting Persons intend to review their investment in the Issuer on a continuing basis. Depending on various factors including, without limitation, the Issuer's financial position and strategic direction, the price levels of the shares, conditions in the securities and capital markets, other investment or business opportunities available to the Reporting Persons, and general economic and industry conditions, the Reporting Persons may in the future take such actions with respect to their investment in the Issuer as they deem appropriate including, without limitation, engaging in communications with management and the board of directors of the Issuer, stockholders of the Issuer or other third parties about the Issuer and the Reporting Persons' investment, including, without limitation, operational, financial, corporate governance, board composition, management, capitalization, strategic direction and share performance matters, potential business combinations, acquisitions or dispositions or other transactions involving the Issuer or any of its businesses, making recommendations or proposals to the Issuer concerning such matters, purchasing additional shares, selling some or all of their shares, purchasing or selling any other securities of the Issuer, engaging in any hedging or similar transaction with respect to any of the foregoing, in the open market, private transactions or otherwise, including, without limitation, swaps and other derivative instruments, and/or changing their intention with respect to any or all matters referred to in this Item 4. The Reporting Persons may also take steps to explore or prepare for various plans and actions, or propose transactions or initiatives, before forming an intention to engage in such plans or actions or to proceed with such transactions or initiatives.

Item 5. Interest in Securities of the Issuer.

(a) Each of Iowa City Capital Partners and Mr. Marlowe may be deemed to beneficially own, in the aggregate, 2,970,246 shares of Common Stock and each of the other Reporting Persons may be deemed to beneficially own, in the aggregate, 2,970,146 shares of Common Stock, in each case, representing approximately 7.37% of the Issuer's outstanding shares of Common Stock, based on 40,280,725 shares of Common Stock outstanding as of October 31, 2022, as reported by the Issuer in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission on November 8, 2022.

(b) Iowa City Capital Partners and Mr. Marlowe may be deemed to have shared voting and shared dispositive power with regard to 2,970,246 shares of Common Stock. Each of MCI and MCI Capital may be deemed to have shared voting power and shared dispositive power with regard to 2,970,146 shares of Common Stock.

(c) Except as set forth in Item 3, the Reporting Persons have not engaged in any transactions in the Issuer's Common Stock during the past sixty days.

(d) Not applicable.

(e) Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

There are no contracts, arrangements, understandings or relationships between the Reporting Persons and any other person with respect to any securities of the Issuer.

Item 7. Material to be Filed as Exhibits.

1. Joint Filing Agreement of the Reporting Persons

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: January 13, 2023

MCI CAPITAL, LC

By: /s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

Title: President and Chief Executive Officer

MCI, LC

By: /s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

Title: President and Chief Executive Officer

IOWA CITY CAPITAL PARTNERS, LC

By: /s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

Title: President and Chief Executive Officer

/s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, $0.01 par value per share, of StarTek, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13 h day of January, 2023.

MCI CAPITAL, LC

By: /s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

Title: President and Chief Executive Officer

MCI, LC

By: /s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

Title: President and Chief Executive Officer

IOWA CITY CAPITAL PARTNERS, LC

By: /s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

Title: President and Chief Executive Officer

/s/ Mark Anthony Marlowe

Name: Mark Anthony Marlowe

General Information

Date Filed	Fri Jan 13 00:00:00 EST 2023
Citation	DK:0000930413-23-000069
EDGAR File Number	005-52745
EDGAR Form Family	Beneficial Ownership Reports
Industry (SIC)	Services-Help Supply Services [7363]
Form Type	Schedule 13D

EXHIBIT B

SPECIAL POWER OF ATTORNEY

Iowa City Capital Partners, LC, and MCI Capital, LC (collectively "MCI"), by and through their common authorized representative, Anthony Marlowe, hereby appoints Reed Smith LLP ("Reed Smith"), and any person designated by Reed Smith, to act as MCI's true and lawful attorney in fact, in its name, place, and stead, in all matters regarding the inspection of books and records of Startek, Inc., a Delaware corporation (the "Inspection"), and grants Reed Smith full power and authority to perform every act necessary or proper to be done in connection with the Inspection, as fully as MCI might or could do.

Dated: NOVEMBER 14, 2023

A. M [signature]
Anthony Marlowe
President and Chief Executive Officer,
Iowa City Capital Partners, LC

Dated: NOVEMBER 14, 2023

A. M [signature]
Anthony Marlowe
President and Chief Executive Officer,
MCI Capital, LC

ACKNOWLEDGED BEFORE ME THIS

this 14 day of November 2023.

Michael Myers
Notary Public
My Commission Expires: 9-5-24
[Notary Seal]

MICHAEL MYERS
Commission Number 812477
My Commission Expires
September 5, 2024

EFiled: Dec 14 2023 09:32AM EST
Transaction ID 71621655
Case No. 2023-1248-

EXHIBIT B

Colleen C. Smith
Direct Dial: +1.858.523.3985
Colleen.Smith@lw.com

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com

LATHAM&WATKINS LLP

December 1, 2023

VIA EMAIL

Mark W. Eckard
Reed Smith LLP
1201 North Market Street, Suite 1500
Wilmington, DE
(302) 778-7546
meckard@reedsmith.com

Re: Demand for Inspection of Books and Records of StarTek, Inc.

Dear Mr. Eckard:

I write on behalf of StarTek, Inc. ("StarTek" or the "Company") in response to your letter dated November 24, 2023 on behalf of purported stockholder Iowa City Capital Partners, LC and MCI Capital, LC (collectively, "Stockholder") requesting to inspect certain of the Company's books and records pursuant to 8 Del. C. § 220 (the "Demand"). The Demand as currently stated fails to comply with Section 220(b)'s form and manner requirements—for which Delaware law requires "strict adherence"—because it fails to provide sufficient evidence of continuous stock ownership, is not for a proper purpose, and is overbroad in the information it seeks. *See* 8 Del. C. § 220; *Cent. Laborers Pension Fund v. News Corp.*, 45 A.3d 139, 145 n.25 (Del. 2012) (collecting decisions) ("Delaware courts require strict adherence to the [S]ection 220 inspection demand procedural requirements."). Further, provided the degree of overlap with Stockholder's April 18, 2023 and November 14, 2023 demand letters, StarTek hereby incorporates its objections and responses to those demands as stated in its April 28, 2023 and November 22, 2023 letters. For these reasons, StarTek does not believe Stockholder is entitled to the requested inspection of books and records. Nevertheless we are willing to meet and confer regarding the Demand.

I. THE DEMAND FAILS TO DEMONSTRATE STOCKHOLDER'S STANDING

First, the Demand does not provide sufficient documentary evidence that Stockholder continuously held StarTek stock as of the dates for the matters Stockholder seeks to investigate. *See, e.g.*, 8 Del. C. § 220(b) ("[T]he demand under oath shall . . . be accompanied by documentary evidence of beneficial ownership of the stock."); *Smith v. Horizon Lines, Inc.*, 2009 WL 2913887, at *2 (Del. Ch. Aug. 31, 2009) ("The purpose of § 220 is not served if the shareholder supplies a document that does not actually evidence that she is the beneficial owner of the company's stock on the relevant date.") (emphasis added). Stockholder seeks documents

related to "Option Agreements" dated February 19, 2021, Demand at 3, but provides no evidence that Stockholder held StarTek stock as of that date. Indeed, the brokerage statements attached to the Demand indicate only that Stockholder owned StarTek shares as of November 18, 2022. Stockholder's additional references to a letter and email, each dated November 24, 2023, only reinforce that Stockholder did not hold StarTek shares until November 18, 2022. That StarTek made a decision with respect to the Option Agreements after November 18, 2022, does not cure Stockholder's lack of standing as it still seeks documents from prior to it becoming a stockholder. Absent evidence that Stockholder held shares continuously for the entire time period for which it seeks documents, the Demand fails to meet the form and manner requirements of Section 220. *See Horizon Lines, Inc.*, 2009 WL 2913887, at *2.

II. THE DEMAND'S STATED PURPOSES ARE IMPROPER

The Demand is also deficient because it does not state a proper purpose for inspecting StarTek's books and records pursuant to Section 220. *See Seinfeld v. Verizon Commc'ns, Inc.*, 909 A.2d 117, 120-21 (Del. 2006); *see also Thomas & Betts Corp. v. Leviton Mfg. Co.*, 681 A.2d 1026, 1028 (Del. 1996) ("[A] stockholder has the burden of showing, by a preponderance of the evidence, a proper purpose entitling the stockholder to an inspection of every item sought."); *W. Coast Mgmt. & Capital, LLC v. Carrier Access Corp.*, 914 A.2d 636, 646 (Del. Ch. 2006) (to satisfy Section 220, the stockholder "must do more than state, in a conclusory manner, a generally accepted proper purpose"). Delaware courts do not "view the stockholder's burden as a mere speed bump." *Hoeller v. Tempur Sealy Int'l, Inc.*, 2019 WL 551318, at *1 (Del. Ch. Feb. 12, 2019).

The Demand states, without any factual support, that Stockholder's purpose for the Demand is to:

> (i) value their interest in the Company; (ii) communicate with other Company stockholders; and (iii) investigate possible mismanagement, wrongdoing, breach of fiduciary duty, waste, and/or violations of law by directors and/or officers of the Company in connection with the A&R Agreement, the CCC Purchase Agreement and the Merger Agreement (collectively, the "Transactions") and the Company's failure to exercise the Options on or before April 19, 2023.

Demand at 2.[1] According to the demand, Stockholder believes it has a credible basis to believe StarTek's directors and/or officers have engaged in mismanagement or wrongdoing because: (i) the "majority of the Board of Directors of Company is appointed by the beneficial majority shareholder of Company;" (ii) CSP's affiliates "benefited from the subject Transactions to the detriment of Company;" (iii) the "Transactions also caused an intended devaluation of the Company market share price;" and (iv) "the Company is contemplating further acquisitions to be announced only after the Merger which information has been withheld from disclosure." *Id.*

[1] Unless otherwise stated, the capitalized terms used herein have the same definitions as used in the Demand.

However, it is not enough to simply state a belief that wrongdoing occurred. Instead, Stockholder must establish "by a preponderance of the evidence," a "credible basis" that such "mismanagement, waste or wrongdoing may have occurred." *Beatrice Corwin Living Irrevocable Tr. v. Pfizer, Inc.*, 2016 WL 4548101, at *4 (Del. Ch. Aug. 31, 2016); *see also Seinfeld*, 909 A.2d at 118 (reaffirming "the well-established law of Delaware that stockholders seeking inspection under section 220 must present "some evidence" to suggest a "credible basis" from which a court can infer that mismanagement, waste, or wrongdoing may have occurred."). "Mere suspicion … or a subjective belief of wrongdoing is not sufficient to state a proper purpose." *Pfizer*, 2016 WL 4548101, at *4. Stockholder alleges no facts supporting a credible basis from which to infer wrongdoing in connection with the Transactions. At most, Stockholder implies that the Transactions were interested-party transactions. Demand at 2. Yet, Stockholder ignores the fact that StarTek's Board of Directors ("Board") delegated its complete authority to the Audit Committee to evaluate the A&R Agreement given the potential involvement of StarTek's majority shareholder in the transaction. *See* StarTek, Current Report (Form 8K) (December 27, 2022). Further, with respect to the Merger Agreement, the Merger Agreement itself confirms that the "the board of directors of the Company established a special committee thereof consisting only of independent and disinterested directors[.]" Likewise, the Form 8-K issued by StarTek on October 10, 2023 also makes clear that the Special Committee was "comprised solely of members of the Board that are independent and disinterested." The Demand's conclusory allegations that CSP benefitted to the "detriment of the Company," that there was an "intended devaluation of the Company market share price," and "the Company is contemplating further acquisitions," are without any factual support and simply do not establish "by a preponderance of the evidence," a "***credible basis***" that such "mismanagement, waste or wrongdoing may have occurred." *Beatrice Corwin Living Irrevocable Tr.*, 2016 WL 4548101 at *4 (emphasis added).

III. THE DEMAND IS IMPERMISSIBLY BROAD

The Demand also fails to meet the requirements of Section 220 because the categories of documents requested (each a "Document Request") are overbroad and lack the "rifled precision" required under Delaware law. *Espinoza v. Hewlett-Packard Co.,* 32 A.3d 365, 372 (Del. 2011). A company need only produce "those books and records that are 'necessary and essential to accomplish the stated proper purpose.'" *Mudrick Capital Mgmt., L.P. v. Globalstar, Inc.*, 2018 WL 3625680, at *7 (Del. Ch. July 30, 2018) (quoting *Saito v. McKesson HBOC, Inc.*, 806 A.2d 113, 116 (Del. 2002)); *see also Carapico v. Phila. Stock Exch., Inc.* 791 A.2d 787, 792-93 (Del. Ch. 2000) ("Entitlement to inspection under § 220 for a stockholder demonstrating a proper purpose is not open-ended; it is restricted to inspection of the books and records needed to perform the task. Accordingly, inspection is limited to those documents that are necessary, essential, and sufficient for the shareholder's purpose."). It is Stockholder's burden to establish the "essential" nature of the records sought. *See Thomas & Betts Corp.*, 681 A.2d at 1035 ("The plaintiff bears the burden of proving that each category of books and records is essential to accomplishment of the stockholder's articulated purpose for the inspection.").

Stockholder has requested thirty-five different categories of documents relating to four different transactions or actions, some of which predate Stockholder's status as an owner of

LATHAM&WATKINS LLP

StarTek shares as discussed *supra*. Moreover, Stockholder demands a broad swath of documents, including "[a]ll notes recorded by any person attending a meeting of the Board of Directors, or of committees of the Board of Directors." Demand at 3-6. Further, Stockholder demands "[a]ll documents, including without limitation presentations, PowerPoint slides, and drafts." Demand at 3-6. Document Request Nos. 10-12, 22-24, and 33 are similarly broad insofar as they request, "any past, present or possible future agreement, understanding or business relationship, direct or indirect, whether before or after the transactions contemplated[.]" Document Request Nos. 13-15 relate to "potential investment" and "contemplated investments." Lastly, Document Request No. 16 requests "[a]ll books, records, and other documents of CSP Alpha or the Partnership," and Document Request No. 25 requests the same with respect to ESM—three entities that are separate and distinct from the Company.[2] Delaware courts routinely reject such sweeping requests, particularly where a discrete set of board-level materials may be adequate. *See Rock Solid Gelt Ltd. v. SmartPill Corp.*, No. 7100-VCN, 2012 WL 4841602, at *5-6 (Del. Ch. Oct. 10, 2012) (rejecting request for communications and noting that a stockholder seeking inspection of books and records "bears the burden of justifying the documents that it wants"); *see also KT4 Partners LLC v. Palantir Techs. Inc.*, 203 A.3d 738, 742 (Del. 2019) (noting that section 220 demands are generally satisfied by producing formal "board minutes, resolutions, and official letters").

Stockholder further claims it is entitled to inspect "any formal or informal assessments or opinions relating to the fairness of any of the transactions[.]" Demand at 7. However, for the reasons stated earlier, Stockholder alleges no facts from which one could reasonably infer that the Transactions were unfair or otherwise the product of wrongdoing. *See supra*. As such, these overbroad requests amount to an "[i]ndiscrimate 'fishing expedition[],'" which "cannot be tolerated." *La. Mun. Police Emps.' Ret. Sys. v. Countrywide Fin. Corp.*, 2007 WL 2896540, at *1 (Del. Ch. Oct. 2, 2007).

Finally, Stockholder demands materials from a broad time period without demonstrating that Stockholder continuously held StarTek stock during that time period. *See, e.g.*, Demand at 3 (requesting records and minutes relating to the Option Agreements dated February 19, 2021). Indeed, the brokerage statements attached to the Demand only establish that Stockholder owned StarTek shares as of November 18, 2022.

* * *

For the reasons stated above, StarTek does not believe that Stockholder has made a proper demand. However, without waiving these or any other defenses or objections, we are willing to meet and confer regarding the Demand. And although premature given the deficiencies in the Demand discussed above, any production of documents would be contingent upon, and subject to, your execution of an acceptable confidentiality and non-disclosure agreement. *See Disney v. Walt Disney Co.*, 857 A.2d 444, 447 (Del. Ch. 2004).

---

[2] To be clear, the list of examples addressed herein is intended only to be illustrative and *is not* intended to be comprehensive. StarTek expressly reserves the right to revisit other deficiencies within the Demand.

LATHAM&WATKINS LLP

Any aspect of the Demand not specifically addressed in this letter should not be construed as an indication that StarTek agrees with the statements, assertions, or characterizations set forth in the Demand. The Company reserves all rights and objections to challenge the technical sufficiency of the Demand, the propriety of the purposes stated therein, the sufficiency of the Demand's statement of a basis for its claimed purposes, and all other defenses, whether legal or equitable.

Best regards,

/s/ Colleen C. Smith

Colleen C. Smith
of LATHAM & WATKINS LLP

cc: Ryan Walsh

EFiled: Dec 14 2023 09:32AM EST
Transaction ID 71621655
Case No. 2023-1248-

VERIFICATION OF ANTHONY MARLOWE

I, Anthony Marlowe, being duly authorized as a representative of Iowa City Capital Partners, LC and MCI Capital, LC, verify that I have read the *Verified Complaint* and the statements therein are true and correct to the best of my knowledge, information, and belief.

Anthony Marlowe

A. Marlowe

SWORN TO AND SUBSCRIBED BEFORE ME
this 13 day of December 2023.

Valle Martin
Notary Public
My Commission Expires:
1/17/2027
[Notary Seal]

Notary Public State of Florida
Valle Martin
My Commission HH 350209
Expires 1/17/2027

EFiled: Dec 14 2023 09:32AM EST
Transaction ID 71621655
Case No. 2023-1248-

SUPPLEMENTAL INFORMATION PURSUANT TO RULE 3(A)
OF THE RULES OF THE COURT OF CHANCERY

The information contained herein is for the use by the Court for statistical and administrative purpose ... in this document shall be deemed binding for purposes of the merits of the case.

1. Case caption: **IOWA CITY CAPITAL PARTNER, LC and MCI CAPITAL, LC v. STARTEK, INC.**

2. Date filed: **December 13, 2023**

3. Name and address of counsel for plaintiff(s): **Brian M. Rostocki (No. 4599) and Mark W. Eckard (No. 4542), REED SMITH LLP, 1201 N. Market Street, Suite 1500, Wilmington, DE 19801**

4. Short statement and nature of claim(s) asserted:
Plaintiffs, as stockholders of the Company, commence this action pursuant to 8 Del. C. § 220(c) ("Section 220") to compel the Company to make certain of the Company's books and records available for inspection and copying which the Company failed to provide as required under Section 220.

5. Substantive field of law involved (check one):

____Administrative law	____Labor law	____Trusts, Wills and Estates
____Commercial law	____Real Property	____Consent trust petitions
____Constitutional law	____348 Deed Restriction	____Partition
__X__Corporation law	____Zoning	____Rapid Arbitration (Rules 96,97)
____Trade secrets/trade mark/or other intellectual property		____Other

6. Identify any related cases, including any Register of Wills matter. This question is intended to promote jurisdiction efficiency by assigning cases involving similar parties or issues to a single judicial officer. By signing this form, an attorney represents that the attorney has done reasonable diligence sufficient to respond to this question. **N/A**

7. State all bases for the court's exercise of subject matter jurisdiction by citing to the relevant statute. Specify if 8 *Del. C.* § 111, 6 *Del. C.* § 17-111, or 6 *Del. C.* § 18-111. State if the case seeks monetary relief, even if secondarily or in the alternative, under a merger agreement, asset purchase agreement, or equity purchase agreement. **8 *Del. C.* § 220(c)**

8. If the complaint initiates a summary proceeding under Sections 8 *Del. C.* §§ 145(k), 205, 211(c), 220, or comparable statutes, check here _X___. (If #8 is checked, you must either (i) file a motion to expedite with a proposed form of order identifying the schedule requested or (ii) submit a letter stating that you do not seek an expedited schedule and the reason(s)—e.g., you have filed to preserve standing and do not seek immediate relief.)

9. If the complaint is accompanied by a request for a temporary restraining order, a preliminary injunction, a status quo order, or expedited proceedings other than in a summary proceeding, check here _X__. (If #9 is checked, a motion to expedite must accompany the transaction with a proposed form of order identifying the schedule requested.)

10. If counsel believe that the case should not be assigned to a Magistrate in the first instance, check here and attach a statement of good cause. _ **N/A** ___

/s/ Mark W. Eckard (No. 4542)
Signature of Attorney of Record & Bar ID

3/1/2023